Filed Pursuant to Rule 424(b)(5)
                                   Registration No. 33-52301


PRICING SUPPLEMENT NO.   29    DATED   November 13, 1995
(To Prospectus dated February 25, 1994 and Prospectus Supplement dated March 24, 1994)

General American Transportation Corporation

Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue


FIXED RATE NOTES

Principal Amount:  $5,000,000.00                       Issue Price:  100%

Original Issue Date:  November 15, 1995 Stated Maturity Date:  November 15, 2001

Form:      X  Book-Entry     Certificated
         ----            ----

Interest Rate:  6.51%

Interest Payment Dates:
 Semi-annually on each June 15 and December 15, commencing December 15, 1995

Optional Interest Rate Reset:     Yes   X  No
                              ----     ----
     Optional Reset Dates:

Optional Extension of Maturity:    Yes     X  No
                               ----       ----
     Extension Period:
     Number of Extension Periods:
     Final Maturity Date:

Redemption, Optional Repayment and/or Other Provisions (if applicable):

 The Notes are not repayable at the option of the holder prior to maturity and are not subject to mandatory or optional redemption.

Salomon Brothers Inc

Acting as:      Agent             100% price to purchaser(s)
            ----
             X  Principal         To be reoffered to the public
            ----              ----initially at 100%
                                X To be reoffered at varying prices
                              ----related to prevailing market prices
                                  To be reoffered to dealers with a
                              ----reallowance not to exceed     % of the
                                  Commission or Fee         ----

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